Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 31, 2025, Adaptimmune Limited (“Seller”), a wholly-owned subsidiary of Adaptimmune Therapeutics plc (together with Seller, “Adaptimmune”), sold to USWM CT, LLC (“Purchaser”), a subsidiary of US WorldMeds Partners, LLC (together with Purchaser, “US WorldMeds”) the assets and rights related to Adaptimmune’s TECELRA, lete-cel, afami-cel and uza-cel cell therapies (the “Products”), and Purchaser assumed certain liabilities (the “Transferred Liabilities”) related to the Products (the “Transaction”). Adaptimmune also transferred to Seller specified intellectual property, product rights, regulatory authorizations, contracts, equipment, inventory, and other related assets (together with the Products, the “Transferred Assets”). Purchaser paid Adaptimmune $55 million in cash upon consummation of the Transaction, and Purchaser has agreed to make future payments of up to $30 million to Adaptimmune upon the achievement of certain regulatory and commercial milestones related to the Products with certain specified time periods and subject to certain time reductions, including:

•	$5 million upon acceptance for review by the U.S. Food and Drug Administration (“FDA”) of all modules of a Biologics License Application for lete-cel;

•	$10 million upon receipt of full FDA marketing approval of lete-cel for biomarker-eligible patients with advanced or metastatic synovial sarcoma and myxoid/round cell liposarcoma;

•	up to $5 million in the aggregate, payable in two equal instalments of $2.5 million each if net product revenue for TECELRA in the United States equal to or exceeding $18 million in any calendar quarter; and

•	$10 million if net product revenue for TECELRA and lete-cel in the United States equal to or exceeding $200 million.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025, is presented as if the Transaction occurred on March 31, 2025.

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2024, and the three months ended March 31, 2025, are presented as if the Transaction had occurred on December 31, 2024 and March 31, 2025 respectively. The estimated gain on the Transaction is reflected in the unaudited pro forma condensed consolidated balance sheet within equity. The estimated pro forma gain on sale of $134 million is not reflected in the unaudited pro forma condensed consolidated statements of income as it does not have a continuing impact on Adaptimmune’s results.

The unaudited pro forma condensed consolidated financial information has been prepared from Adaptimmune’s historical accounting records and, in accordance with Article 11 of SEC Regulation S-X, is subject to the assumptions and adjustments described in the accompanying notes.

These assumptions and adjustments are based on information and estimates presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Adaptimmune for each period presented and in the opinion of Adaptimmune’s management all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. The unaudited pro forma condensed consolidated financial information includes pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Transaction, (b) are factually supportable and (c) with respect to the statements of income, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Transaction, including the costs of the planned reduction in workforce (including those associated with members of our leadership team who we anticipate will leave) and any potential future cost savings that may be achieved following the planned reduction in work force.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with Adaptimmune’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2024, and Management’s Discussion and Analysis included in Adaptimmune’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as Adaptimmune’s unaudited consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2025, and Management’s Discussion and Analysis included in Adaptimmune’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2025 (in millions)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
Assets
Cash and Cash Equivalents	$41,054	$50,000	(A)	$91,054
Marketable Securities – available for sale	18,509			18,509
Accounts Receivable	4,382	(4,382)	(B)	0
Inventory, net	11,759	(11,759)	(B)	0
Other assets	82,368	(33,836)	(B)	48,532
Total assets	$158,072	$23		$158,095

Liabilities
Accounts payable	$5,701	$(3,714)	(B)	$1,987
Lease operating liabilities	24,812	(10,173)	(B)	14,639
Deferred revenue (current and non-current)	108,423	(108,423)	(B)	0
Borrowings	25,411			25,411
Other liabilities	31,154	(11,770)	(C)	19,384
Total liabilities	195,501	(134,080)		61,421
Equity
Total equity	(37,429)	134,103	(D)	96,674

Total liabilities and equity	$158,072	$23		$158,095

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2024 (in millions, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
REVENUE
Product Revenue	$1,236	(1,236)	(E)	0
Development Revenue	176,796	111,655	(E)	288,451
Total Revenue	178,032	110,419		288,451
OPERATING EXPENSES
Cost of Goods sold	(70)	70	(E)	0
Research and Development	(149,060)	73,584	(E)	(75,476)
Selling, general and administrative	(87,261)	49,855	(E)	(37,406)
Impairment of long-lived assets	(10,401)	0	(E)	(10,401)
Total Operating expenses	(246,792)	123,509		(123,283)
Loss/Profit from Operations	(68,760)	233,928		165, 168
Interest Income	6,596	(2,022)	(E)	4,574
Interest expense	(3,348)			(3,348)
Other income (expense), net	(1,726)	(118)	(E)	(1,844)
Loss before income tax expense	(67,238)	231,788		164,550
Income tax expenses	(3,576)	(1,424)	(F)	(5,000)
Net Loss/Profit attributable to ordinary shareholders	$(70,814)	230,364		$159,550

Per Share Amounts:
Basic and diluted earnings per ordinary share	$(0.05)			$0.10
Weighted average shares outstanding – basic	1,513,810,582			1,513,810,582

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the three months ended March 31, 2025 (in millions, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
REVENUE
Product Revenue	$4,048	(4,048)	(E)	0
Development Revenue	3,237	108,418	(E)	111,665
Total Revenue	7,285	104,370		111,655
OPERATING EXPENSES
Cost of Goods sold	(879)	879	(E)	0
Research and Development	(28,857)	18,195	(E)	(10,662)
Selling, general and administrative	(23,282)	13,377	(E)	(9,905)
Total Operating expenses	(53,018)	32,451		(20,567)
Loss/Profit from Operations	(45,733)	136,821		91,088
Interest Income	910	(32)	(E)	878
Interest expense	(1,881)			(1,881)
Other income (expense), net	(305)	188	(E)	(117)
Loss before income tax expense	(47,009)	136,977		89,968
Income tax expenses	(575)	(4,425)	(F)	(5,000)
Net Loss attributable to ordinary shareholders	$(47,584)	132,552		84,968
Per Share Amounts:
Basic and diluted earnings per ordinary share	$(0.03)			$0.05
Weighted average shares outstanding – basic	1,542,159,622			1,542,159,622

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)  Adjustment represents the net cash on consummation of the Transaction $55 million less $5 million of estimated cash costs directly associated with the Transaction.

(B)  Adjustments represent the sale of the Transferred Assets and Transferred Liabilities as part of the Transaction and the unwind of deferred revenue associated with the Termination and Transfer Agreement with GlaxoSmithKline Intellectual Property Development Limited that was entered into on April 6, 2023 (the “GSK Termination and Transfer Agreement”) and a collaboration and license agreement with Galapagos NV executed on May 30, 2024 (the “Galapagos Collaboration Agreement”) that have been assigned to US WorldMeds.

(C)  Adjustment represents a decrease in liabilities attributable to Adaptimmune following the Transaction offset by an increase of $5 million reflecting the initial estimated current tax liabilities as a result of the gain recognized on the sale of the Transferred Assets.

(D)  Adjustments reflect the estimated pro forma pretax gain on the sale of the Transferred Assets of $139 million ($134 million net of tax)

(in millions)
Cash received (net of selling and other expenses)	$50,000
Add: carrying value of assets and liabilities disposed of as result of Transaction	89,103
Pro forma gain before income tax expense	139,103
Less: Income tax expense	5,000
Pro forma net gain on the sale of assets	$134,103

The pro forma net gain of $134 million, after estimated taxes, is reflected as an adjustment to retained earnings. This amount is based on historical information as of March 31, 2025 for Adaptimmune’s carrying value of the Transferred Assets and Transferred Liabilities together with the unwind of deferred revenue associated with the GSK Termination and Transfer Agreement and the Galapagos Collaboration Agreement assigned to US WorldMeds.

The actual net gain will be based on Adaptimmune's carrying value of the Transferred Assets and Liabilities together with the unwind of deferred revenue associated with GSK Termination and Transfer Agreement and the Galapagos Collaboration Agreement as at 31, July 2025

(E)  Adjustments reflect the elimination of revenues, costs and expenses directly attributable to the Transferred Assets including the unwind of deferred revenue of deferred revenue associated with the GSK Termination and Transfer Agreement and the Galapagos Collaboration Agreement.  Adjustments do not include: (1) certain general corporate overhead costs previously allocated to the Transferred Assets and Transferred Liabilities or (2) any potential future cost savings that may be achieved.

(F)  Adjustment reflects the preliminary estimated income tax effect of the gain from the sale of the of the Transferred Assets and Transferred Liabilities together with the unwind of deferred revenue associated with GSK Termination and Transfer Agreement and the Galapagos Collaboration Agreement net of estimated brought forward tax losses and other estimated tax adjustments. This initial unaudited preliminary estimate may vary materially from any final tax liability or asset as a result of the Transaction.